[EXHIBIT 10.4]

                                                         EXECUTION COPY

                      EXECUTIVE EMPLOYMENT AGREEMENT
                      ------------------------------

	EMPLOYMENT AGREEMENT made as of the 26th day of July, 2007, by and between SIX DIAMOND RESORTS INTERNATIONAL, S.A., a corporation formed under the laws of Panama with its principal offices at 700 Gemini, Suite 100 Houston, Texas 77058 (the "Company") and JAMES BELL, an individual residing at 8203 Whirlaway Elm Drive, Humble, Texas 77346 (the "Executive").

                           W I T N E S S E T H :
                           ---------------------

	WHEREAS, the Company will engage in the development of world class resort and retirement communities; and

	WHEREAS, the Company will engage the services of Executive as its Chief Operating Officer and Chief Financial Officer, and Executive is willing to accept such engagement, all on and subject to the terms and conditions hereinafter set forth.

	NOW, THEREFORE, in consideration of the mutual covenants herein and other good and valuable consideration, the receipt and sufficiency of which are hereby unconditionally acknowledged, the parties hereto do hereby agree as follows:

        1.   Employment.  During the Term (hereinafter defined) of this
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Agreement, the Company hereby employs Executive as its Chief Operating
Officer and Chief Financial Officer, and Executive hereby accepts such employment, upon and subject to the terms and conditions set forth in this Agreement. Executive acknowledges that the Company plans to hereafter merge into a publicly owned company (and from and after the effectiveness of the merger, all references to the "Company" in this Agreement shall mean the surviving entity in the merger) and, in connection and simultaneously therewith, to consummate a private placement of securities of the surviving company to investors (the "PIPE Offering"). In such event, Executive during the Term of this
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Agreement shall remain as the Chief Operating Officer and Chief
Financial Officer of the Company. If, at any time during the Term hereof, the Company appoints another Chief Financial Officer, Executive hereby agrees to resign as Chief Financial Officer promptly after receipt of any request from the Company to do so (and Executive shall remain as the Chief Operating Officer during the then remainder of the Term hereof).

        2.   Executive's Duties and Responsibilities.
             ---------------------------------------

             2.1. Executive will, during the Term of this Agreement, have all of the duties, powers and authority, and will perform all services, customarily associated with the position of Chief Operating Officer and Chief Financial Officer, as well as such other duties and services consistent with such positions as the Company's Board of Directors may assign to him from time to time during the Term of this Agreement. In such capacity, Executive shall have the primary responsibility for the day-to-day operating and financial activities of the business of the Company and will report to the Chief Executive

Officer and Board of Directors of the Company (the "Board").
                                                    -----
Executive shall perform such services diligently, in good faith and in a manner he believes in good faith to be consistent with the best interests of the Company. Executive will devote substantially all of his business time and efforts to the performance of his services under this Agreement during the Term hereof. Executive shall be permitted to devote a portion of his time to charitable activities and other not-for-profit activities and management of his personal investments, provided that such activities do not interfere materially with the performance of Executive's services under this Agreement.

             2.2. The Company acknowledges that Executive resides in Houston, Texas and will render his services from the Company's offices. It is acknowledged and agreed that Executive's duties will require some travel (at the Company's expense) to such other locations
where the Company requires such services.   Executive will not be
required to relocate his current residence at any time during the Term hereof.

             2.3. In the event that, at any time during the Term hereof, the Company decides to obtain key man life insurance on Executive's life, with the Company as the beneficiary thereof, Executive will cooperate with the Company and its insurer in its effort to obtain such insurance.

             2.4. During the Term of this Agreement, Executive shall provide the Company with notice of all proposed transactions or opportunities that may be brought to his attention or otherwise introduced to him in the resort and retirement community development, ownership and operation field promptly after Executive's knowledge or receipt of notice thereof and the Company shall have the exclusive right as between the Company and Executive, to take advantage of or otherwise act upon any such proposed transactions or opportunities.

        3.   Term.
             ----

             3.1. The term of this Agreement shall commence on the date of the first closing of the PIPE Offering and, subject to Section
3.2 below, shall continue in effect until the earlier of (i) the third anniversary of the date of such closing of the Company's PIPE Offering, or (ii) December 31, 2010 (the "Initial Term"); provided, however that this Agreement shall continue in effect for successive one-year periods thereafter (each, a "Renewal Term"), unless either party delivers to the other party written notice of its intent to not renew this Agreement no less than ninety (90) days prior to the expiration of the Initial Term or any Renewal Term, as the case may be (the Initial Term and each Renewal Term, collectively referred to herein as the "Term").

             3.2. Notwithstanding the provisions of Section 3.1 above, the Company may terminate this Agreement upon the occurrence of any of the following events:

                     (a)   The death of Executive; or


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                     (b)   the Permanent Disability (hereinafter
defined) of Executive; or

                     (c) following the delivery of notice to Executive by the Company of the termination of this Agreement for any breach or default by Executive of any of Executive's representations, warranties, obligations or covenants under this Agreement, provided that, with respect to any such breach or default which is curable, any such breach or default is not cured within thirty (30) days after such notice from the Company; or

                     (d) a final conviction of Executive for a felony involving embezzlement, fraud or misappropriation of funds, in all of such instances to the extent such crimes involve the Company or its subsidiaries; or

                     (e) at the election of the Company, upon written notice to Executive, upon any Change of Control. For purposes of this Agreement, a "Change of Control" shall mean and be deemed to have
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occurred at such time as (A) any "person" (as such term is used in
Section 13(d) and Section 14(d)(2) of the Securities Exchange Act of 1934, as amended) is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing fifty (50%) percent or more of the combined voting power of the Company's outstanding securities, (B) there is a direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Company or any other sale or transfer of all or substantially all of the Company's business, or (C) the individuals who are members of the Incumbent
Board cease for any reason to constitute at least fifty percent (50%) of the Company's Board. "Incumbent Board" means the individuals who,
                         ---------------
as of the last closing date of the PIPE Offering, are members of the Board and any new director approved by a vote of at least fifty percent (50%) of the then Incumbent Board; or

                     (f) upon delivery of a thirty (30) day notice to Executive to terminate this Agreement, without cause, at any time after December 31, 2007.

             3.3. Notwithstanding the provisions of Section 3.1 above, Executive may terminate this Agreement upon the occurrence of any of the following events:

                     (a) upon five (5) days notice from Executive in the event of an assignment for the benefit of the Company's creditors or a final adjudication of bankruptcy, insolvency, receivership, or any such similar action against the Company; or

                     (b) following the delivery of notice to the Company by Executive of the termination of this Agreement for any breach or default by the Company of any of its representations, warranties, obligations or covenants under this Agreement, provided that, with respect to any such breach or default which is curable, any such breach or default is not cured within thirty (30) days after such notice from Executive.


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

        4.   Compensation.  In consideration of the performance by
             ------------
Executive of his services under this Agreement during the Term hereof, the Company shall pay Executive the following compensation:

             4.1. A base salary equal on an annual basis to Two Hundred Fifty Thousand Dollars ($250,000) per year, for each year during the Term hereof (the "Base Salary"), such salary to be paid to Executive (less all applicable withholding and other payroll tax deductions), in accordance with the Company's normal payroll practices. The Base Salary for the first and last month of the Term hereof shall be prorated based upon the number of days in each of such months.

             4.2. Executive will receive a guaranteed bonus of Sixty Eight Thousand Dollars ($68,000) payable on December 31, 2007, and a guaranteed bonus of Sixty Eight Thousand Dollars ($68,000) payable on May 1, 2008. Thereafter, the Executive will receive such bonus as prescribed by the Board or the Compensation Committee of the Board.

             4.3. The Company shall, in addition to the Base Salary, and applicable bonuses, reimburse Executive for all ordinary and necessary out-of-pocket expenses incurred by him in the performance of his services under this Agreement, subject to and upon receipt by the Company of invoices or other documentation in support thereof. Such expenses for which Executive shall be entitled to reimbursement shall include, but not be limited to, travel, entertainment and lodging expenses.

             4.4. In addition to the Base Salary, and applicable bonuses, Executive shall be entitled to participate in all benefit programs of the Company which are in effect during the Term hereof for its executive officers, including, without limitation, any retirement, pension (including 401K plans), profit sharing or other employee benefit plan of any type (including, without limitation, any incentive, profit sharing, bonus or stock option plan), it being understood that Executive shall have the same rights and privileges to participate in all such Company benefit plans as any other officer or executive employee of the Company (except for any of the same which are provided for in any separate employment agreement between the Company and any of its other officers or executives); provided, however, that without limiting the foregoing the Company shall provide Executive, in each year during the Term hereof, with (i) four (4) weeks paid vacation (Executive will use his good faith efforts to schedule such vacation so as not to interfere with any material activities of the Company and, to the extent that there are any unused vacation days at the end of each such year, the Company will pay Executive an amount equal to his per diem Base Salary for up to two weeks of such unused vacation days) and (ii) disability insurance for Executive and health insurance for Executive and his dependent children (the Company will reimburse Executive for such disability and health insurance until such time as the Company establishes an insurance plan for its officers and employees).

             4.5. In the event that this Agreement is terminated pursuant to Section 3.2(e), Section 3.2(f) or Section 3.3(b), the Company will pay Executive severance compensation in a lump sum in an amount equal to six (6) months of Executive's then Base Salary, payable on the first business day following any such termination. The


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Executive shall be under no obligation to seek other employment or otherwise mitigate the obligations of the Company under this Agreement, and there shall be no offset against amounts or benefits due Executive under this Agreement or otherwise on account of any remuneration or other benefit earned or received after such termination. Any amounts due to the Executive under this Section 4.5 are considered to be reasonable by the Company and are not in the nature of a penalty.

        5.   Stock Options.
             -------------

             5.1. As soon as practical after the last closing of the PIPE Offering, the Company will adopt a stock option plan (the "Plan")
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pursuant to which shares of the Company's common stock will be authorized for issuance to executives and employees of the Company. As an additional inducement to Executive entering into this Agreement, the Company will, upon the adoption of the Plan, issue to Executive pursuant to the Plan, a stock option (the "Option"), which is intended
                                           ------
to qualify as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (the "Code"), exercisable for a
                                         ----
period of ten years from the date of issuance, to purchase up to Three Hundred Sixty Thousand (360,000) shares of the Company's Common Stock (the "Option Shares") at an exercise price equal to the price of the
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securities sold by the Company in the PIPE Offering. The Option Shares will vest over a three year period (or as otherwise determined by the Board of Directors, excluding Executive's vote with respect thereto) in equal installments of One Hundred Twenty Thousand (120,000) shares on each of the first, second and third anniversaries of the date the Option is issued, provided that Executive is still employed by the Company on each such date. Notwithstanding the foregoing, all of the Option Shares which have not vested will immediately vest: (x) upon any termination of this Agreement pursuant to Section 3.2(b), Section 3.2(e) or Section 3.3(b), and (y) upon the death of Executive. If required pursuant to the provisions of the Plan, any vested Option Shares held by Executive following any termination or upon the expiration of this Agreement shall be exercised within ninety (90) days of the date Executive is no longer an employee of the Company, if and to the extent required for such Option Shares to qualify for incentive stock option treatment under the Code.

             5.2. The Company hereby agrees that any registration (including demand and piggyback), tagalong, or similar rights with respect to the Company's equity securities that are granted to its other officers, shareholders and directors will likewise be granted to Executive with respect to the Option Shares and any other shares of common stock of the Company (or any successor) owned by Executive. Executive will execute any lock-up agreement with respect to his shares and/or the Option Shares which is requested by any placement agent or underwriter of the Company's securities, provided that such lock-up agreement is on the same terms and conditions as the lock-up agreement signed by the other officers, directors and principal shareholders of the Company at the time and with respect to such request.

        6.   Disability.  Notwithstanding anything to the contrary
             ----------
contained in this Agreement, if, during the Term hereof, Executive suffers a Permanent Disability, the Company shall continue to pay Executive the Base Salary (less any amounts received by him pursuant


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

to Executive's disability insurance policy) during the period of such disability, provided, however, that in the event Executive is so disabled for a period of ninety (90) consecutive days or one hundred twenty (120) days in any year during the Term hereof (the "Disability
                                                           ----------
Period"), the Company may terminate this Agreement at any time after
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any such Disability Period.  The term "Permanent Disability" shall
                                       --------------------
mean the inability of Executive to perform a material portion of his services under this Agreement as determined by an independent physician selected by the Company.

        7.   Confidentiality and Non-Disclosure Covenant.  During the
             -------------------------------------------
Term of this Agreement, Executive hereby acknowledges that he will obtain and be entrusted with nonpublic material confidential and proprietary information relating to the Company (for purposes of this
Section 7, this shall include the Company and all subsidiaries thereof), such information to include, without limitation, information with respect to the Company's present and proposed business and operations including, without limitation, financial information relating to the Company's present and proposed business and operations, the cost and pricing of the Company's services, proposed acquisitions of the Company, marketing plans and strategies, the terms of all material agreements to which the Company is a party and the sources and terms of the Company's existing or proposed debt or equity financings. All of such information that may be obtained by Executive shall, for purposes hereof, be referred to herein as "Confidential
                                                      ------------
Information".  Executive hereby agrees that, unless the Confidential
-----------
Information becomes publicly known without any improper act of Executive, he shall not directly or indirectly during the Term of this Agreement or thereafter, use for his own benefit or in any manner whatsoever, divulge to any person, firm, corporation or other entity or otherwise publish or disclose any Confidential Information (except as necessary in connection with the performance of Executive's services under this Agreement, to comply with applicable laws or regulations and to Executive's accountant or tax professional in connection with the preparation of Executive's tax returns). Notwithstanding the foregoing, Executive shall not be in breach of this covenant with respect to any use or disclosure of any Confidential Information by him which is or becomes available in the public domain or is required as a result of any legal process served upon him in any judicial or administrative proceeding (provided that Executive provides prompt notice of any such process served upon him in order to enable the Company to timely contest the same, at its expense), or was obtained by Executive from a third party without such third party's breach of agreement or obligation of trust.

        8.   Non-Competition; Non-Solicitation.
             ---------------------------------

             8.1. Executive acknowledges and recognizes the highly competitive nature of the business and proposed business of the Company and hereby agrees that, during the Term hereof and for a period of twenty-four (24) months after the expiration or any earlier termination of the Term of this Agreement (other than any such earlier termination of this Agreement pursuant to the provisions of Sections 3.2(b), 3.2(f) (if any such termination without cause occurs after the first year of the Term hereof), 3.3(a), or 3.3(b) hereof, in which cases the provisions of this Section 8.1 shall not apply) (such period to be referred to hereinafter as the "Applicable Period"), he will
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not, directly or indirectly, on his own behalf or in the service of or


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on behalf of others, whether as an officer, director, partner, trustee, principal, employee, consultant, agent, or owner of any capital stock, partnership interest or other interest in any corporation, partnership or other entity, or in any other capacity, own an interest in, perform any services or conduct any activity for or on behalf of any entity which is engaged in a business which is in competition with the business in which the Company is engaged at the time of termination (such prohibited activities being referred to herein as a "Precluded Business Activity"). Executive acknowledges
             ---------------------------
that, due to the nature of the Company's business, it is essential to provide for as broad a geographical limitation as possible with respect to the aforementioned covenant. Without limiting the generality of the foregoing, it is expressly understood and agreed that although Executive and the Company consider the restrictions contained in this Section 8.1 to be reasonable, Executive agrees that in the event it is finally judicially determined by a court of competent jurisdiction that the specified time period or geographical area or scope of the foregoing restriction is unreasonable, arbitrary, or against public policy, contrary to law, invalid and unenforceable, the remaining provisions of this Agreement (including the remaining provisions of this Section) shall not be rendered void, shall not be affected thereby and shall remain in full force and effect and the provisions hereof which are the subject of any such judicial determination shall be deemed amended to apply to any such lesser time period, geographical area, or scope which is judicially determined or indicated to be reasonable, non-arbitrary and not violative of public policy, not contrary to law, invalid and/or unenforceable and such provisions, as modified, may be enforced by the Company against Executive in accordance with the terms hereof. Notwithstanding the
                                                -------------------
foregoing, nothing contained in this Section is intended to nor shall
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preclude the ownership by Executive of not more than five (5%) percent of the outstanding securities of any publicly owned corporation or other entity engaged in a Precluded Business Activity, provided that such ownership is solely for investment purposes and is not coupled with any working relationship between Executive and such corporation or entity.

             8.2. Executive will not, at any time during or for thirty (30) months after the Term hereof, directly or indirectly, (i) solicit the business of any client or customer of the Company for purposes of engaging in activities which are the same as the activities of the Company, or (ii) solicit, interfere with, or endeavor either to cause any employee, agent, consultant, customer or supplier of the Company to leave his or her employment with the Company, or terminate its relationship with the Company, or (iii) induce or attempt to induce any such employee, agent, consultant, customer or supplier to breach any employment agreement or other agreement or arrangement that such employee, agent, consultant, customer, or supplier may have with the Company.

             8.3. Executive hereby acknowledges that the provisions of Section 7 and of this Section 8 are necessary for the protection of the Company's business and goodwill and are considered by Executive to be fair and reasonable. Executive further acknowledges that he has fully and carefully reviewed, considered and understands all of the restrictions imposed upon him under Section 7 and this Section 8. Accordingly, Executive hereby acknowledges and agrees that in the event of any actual or threatened breach by him of the provisions of


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Section 7 and/or this Section 8, there will be no adequate remedy at law for any such breach or threatened breach and that any such breach or threatened breach may cause irreparable harm to the Company and, therefore, Executive hereby consents in any such instance to the granting of injunctive or other equitable relief to the Company, as a non-exclusive remedy, in any court of competent jurisdiction, without the necessity of showing any actual damage or that monetary damages would not provide an adequate remedy at a law or posting a bond therefor.

        9. Representations and Warranties. The Company and Executive hereby represent and warrant to each other as follows:

             9.1. All action on the part of the Company and Executive necessary for the authorization, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, has been taken and this Agreement constitutes a valid and legally binding obligation of the Company and Executive, as applicable, enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization, moratorium, or other laws affecting generally the enforcement of creditors' rights and by general principles of equity.

             9.2. The authorization, execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, will not result in any violation or be in conflict with or constitute, with or without the passage of time and giving of notice, a breach or default under any provision of any instrument, judgment, order, writ, decree or agreement to which the Company or Executive, as applicable, is a party or by which it or he is bound.

             9.3. There is no action, suit, proceeding, or investigation pending, or to the knowledge of the Company or Executive, as applicable, currently threatened against the Company or Executive, as applicable, in any way relating to the validity of this Agreement or the right of the Company or Executive, as applicable, to enter into or to perform under this Agreement or consummate the transactions contemplated hereby.

        10.  Indemnification.
             ---------------

             10.1. Executive will be entitled to all of the rights of indemnification granted by the Company to its officers and directors during the Term hereof (including all indemnification rights pursuant to the Company's Certificate of Incorporation, By-Laws and any professional liability insurance policy obtained and maintained by the Company during the Term hereof).

             10.2. It is the intent of this Section 10 to secure for Executive indemnification rights that are as favorable as may be permitted by applicable law and public policy. Without limiting the provisions of Section 10.1 hereof, the Company shall indemnify and fully defend, save and hold harmless Executive from any damage, liability, loss, cost or expense (including all reasonable attorneys= fees and expenses of counsel) (collectively, the "Losses") arising out
                                                  ------
of or resulting from:


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                    (a)	any untruth or inaccuracy in any representation
or warranty of the Company, or the breach of any representation or warranty of the Company, contained in this Agreement; or

                    (b)	any failure of the Company to perform or observe
any term, provision, covenant or obligation contained in this Agreement; or

                    (c) any action or proceeding commenced against Executive based upon or arising out of the performance of Executive's services under this Agreement, or services otherwise provided to the Company and its affiliates, to the fullest extent permitted under applicable law.

             10.3. All costs and expenses reasonably incurred by Executive in defense of any litigation, including reasonable attorneys= fees and expenses of counsel, shall be paid from time to time by the Company in advance of the final disposition of such litigation promptly upon receipt by the Company of (i) a written request for payment given from time to time, (ii) appropriate documentation evidencing the incurrence, amount and nature of the costs and expenses for which payment is being sought, and (iii) an undertaking adequate under applicable law made by or on behalf of Executive to repay the amounts so paid if it shall be determined that Executive is not entitled to be indemnified by the Company under this Agreement.

             10.4 If, with respect to a third party, an event occurs or is alleged to have occurred and Executive asserts that the Company has become obligated to provide indemnification to him under this
Section 10 (an "Indemnity Claim"), Executive (the "Indemnitee") shall
                ---------------                    ----------
give written notice promptly to the Company (the "Indemnitor").  The
                                                  ----------
failure to so notify Indemnitor shall not, however, release Indemnitor from any obligation or liability it may have to Indemnitee under this Section except to the extent such failure materially prejudices Indemnitor. Indemnitor agrees to defend, contest or otherwise protect Indemnitee against any Indemnity Claim at Indemnitor's sole cost and expense. Indemnitee shall have the right, but not the obligation, to participate at Indemnitee's expense in the defense thereof by counsel of Indemnitee's choice and shall in any event cooperate with and assist Indemnitor to the extent reasonably possible. If Indemnitor fails to timely defend, contest or otherwise protect against such Indemnity Claim, Indemnitee shall have the right to do so, and the Indemnitee shall be entitled to recover the entire cost thereof from Indemnitor, including, without limitation, reasonable attorneys' fees, disbursements and amounts paid as the result of such Indemnity Claim, and Indemnitor shall be bound by any determination made in such Indemnity Claim. If Indemnitor assumes the defense of any Indemnity Claim, (a) it will be conclusively established for purposes of this Agreement that the claims made in that Indemnity Claim are within the scope of and subject to indemnification hereunder, (b) no compromise or settlement of such claims may be effected by Indemnitor without Indemnitee's written consent (which consent will not be unreasonably withheld) unless (i) there is no finding or admission of any violation of federal, state, local, municipal, foreign, international, multinational or other administrative order, law, ordinance, principal


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of common law, regulation, statute or treaty or any violation of the rights of any person and no effect on any other claims that may be made against Indemnitee and (ii) the sole relief provided is monetary damages that are paid in full by Indemnitor; and (c) Indemnitee will have no liability with respect to any compromise or settlement of such claims effected without his written consent. Notwithstanding anything to the contrary contained in this Section 10, if Indemnitee settles or compromises any Indemnity Claim without Indemnitor's prior written consent, Indemnitor shall have no obligation for indemnification under this Section 10.

             10.5 The Company shall procure and maintain a directors and officers' liability insurance policy covering Executive in amounts and on terms determined by the current Board. Insurance contemplated under this Section 10.5 shall (to the extent provided by the terms of the insurance) inure to the benefit of Executive's heirs, executors and administrators.

        11.  Miscellaneous.
             -------------

             11.1. This Agreement constitutes the sole and entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, representations, warranties, statements, promises, information, arrangements and understandings, whether oral or written, express or implied, between the parties hereto with respect to the subject matter hereof. This Agreement may not be changed or modified except by an instrument in writing signed by the party to be bound thereby.

             11.2. All notices, consents, requests, demands and other communications required or permitted to be given under this Agreement shall be in writing and delivered personally, receipt acknowledged, or mailed by registered or certified mail, postage prepaid, return receipt requested, addressed to the parties hereto as follows (or to such other address and/or to such other persons as either of the parties hereto shall specify by notice given in accordance with this provision):

                     (a)     If to the Company:

                             Six Diamond Resorts International, S.A.
                             700 Gemini, Suite 100
                             Houston, Texas 77058

                             with a copy to:

                             Gusrae Kaplan Bruno & Nusbaum, PLLC
                             120 Wall Street, 11th Floor
                             New York, New York 10005
                             Attn:  Robert L. Blessey, Esq.


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                             and

                             Frank DeLape
                             c/o Benchmark Equity Group
                             700 Gemini, Suite 100
                             Houston, Texas 77058

                        (b)  If to Executive:

                             James Bell
                             8203 Whirlaway Elm Drive
                             Humble, Texas  77346

Except as otherwise expressly provided elsewhere in this Agreement, all such notices, consents, requests, demands and other communications shall be deemed given when personally delivered as aforesaid, or, if mailed as aforesaid, on the earlier of (i) the date of receipt or rejection by the addressee, or (ii) the third business day after the date of mailing thereof, except for a notice of a change of address which shall be effective only upon receipt.

             11.3. Neither party hereto may assign this Agreement or their respective rights, benefits or obligations hereunder without the written consent of the other party hereto, except that if the Company merges into a public company in connection with the PIPE Offering, this Agreement will be assigned to and assumed by the successor parent publicly owned entity on and subject to all of the terms and conditions contained in this Agreement.

             11.4. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, heirs, personal representatives, administrators, executors and permitted assigns. Nothing contained herein is intended to confer upon any person or entity, other than the parties hereto (and any successor to the Company pursuant to Section 11.3 hereof), and their respective successors, heirs, personal representatives, administrators, executors or permitted assigns, any rights, benefits, obligations, remedies or liabilities under or by reason of this Agreement.

             11.5. No waiver of this Agreement shall be effective unless in writing and signed by the party to be bound thereby. The waiver by either party hereto of a breach of any provision of this Agreement, or of any representation, warranty, or covenant in this Agreement by the other party hereto shall not be construed as a waiver of any subsequent breach or of any other provision, representation, warranty, or covenant of such other party, unless the instrument of waiver expressly so provides.

             11.6. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas with respect to contracts made and to be fully performed therein, without regard to the conflicts of laws principles thereof. The parties hereto hereby agree that, in the event of any action or proceeding brought by the


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Company against Executive to enforce the provisions of this Agreement, such action or proceeding shall be brought in a Federal or state court located in Harris County, Texas. By their execution hereof, each of the Company and Executive hereby consent and irrevocably submit to the in personam jurisdiction of such Federal and state courts and agree that any process in any such action or proceeding commenced in any such court under this Agreement may be served upon him, or it, as applicable, personally, by certified or registered mail, return receipt requested, or by Federal Express or other courier service, with the same full force and effect as if personally served upon him or it in Harris County, Texas, as applicable. Each of the parties hereto hereby waive any claim that the jurisdiction of any such court is not a convenient forum for any such action or proceeding and any defense of lack of in personam jurisdiction with respect thereto. In the event of any action or proceeding under this Agreement, the party prevailing therein shall be entitled to payment from the other party hereto of all of its costs in connection therewith, including its counsel fees and disbursements.

             11.7. The parties hereto hereby agree that, at any time and from time to time during the Term hereof, upon the reasonable request of the other party hereto, they shall do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, such further acts, deeds, assignments, transfers, conveyances and assurances as may be reasonably required to more effectively consummate this Agreement and the transactions contemplated thereby or to confirm or otherwise effectuate the provisions of this Agreement.

             11.8. If any term or provision of this Agreement, or the application thereof to any person or circumstance, is finally determined by a court or to any extent to be illegal, invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held illegal, invalid or unenforceable, shall not be affected thereby and each term and provision of this Agreement shall be valid and shall be enforced to the fullest extent permitted hereunder and by law.

             11.9 The parties to this Agreement hereby acknowledge that they have been represented by separate counsel in connection with the negotiations and execution of this Agreement.

             11.10.       The Section headings contained in this
Agreement are for the purpose of convenience only and are not intended to define or limit the contents of said Sections.

             11.11. This Agreement may be executed in one or more counterparts, each of which, when executed and delivered, shall be deemed an original, but all of which when taken together, shall constitute one and the same instrument, and this Agreement may be completed by facsimile transmission, which transmission will be deemed to be an original and considered fully legal and binding on all of the signatories hereto.

                 [SIGNATURES FOLLOW ON NEXT PAGE]


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IN WITNESS WHEREOF, the parties hereto have executed this
Agreement as of the year and date first above written.

WITNESS:                         SIX DIAMOND RESORTS INTERNATIONAL, S.A.


---------------------------      By:
                                    ------------------------------------
---------------------------         Frank DeLape, Chairman
Print Name

WITNESS:

---------------------------      ---------------------------------------
                                 James Bell

---------------------------
Print Name
































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